EXHIBIT 23.4

Burke Capital Group, L.L.C.

Suite 1400

945 East Paces Ferry Road

Atlanta GA 30326

Flag Financial Corporation

3475 Piedmont Road, N.E., Suite 550

Atlanta, Georgia 30305

We hereby consent to the inclusion of our opinion letter dated May 25, 2005 to the Board of Directors of First Capital Bancorp, Inc. as Appendix B to the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 of Flag Financial Corporation and to the references to our name and to the description of such opinion in the joint proxy statement/prospectus. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commissions promulgated thereunder.

/s/ Burke Capital Group, L.L.C.

Burke Capital Group, L.L.C.

Atlanta, Georgia

June 24, 2005